Exhibit 99.1

Anworth Reports Fourth Quarter 2020 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--February 23, 2021--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company” or “Anworth”) today reported its financial results for the fourth quarter ended December 31, 2020.

Earnings

The following table summarizes the Company’s core earnings, GAAP net income to common stockholders, and comprehensive income for the three months ended December 31, 2020:

	Three Months Ended
	December 31, 2020
	(unaudited)
		Per
		Weighted
	Earnings	Share
	(in thousands)
Core earnings	$4,655	$0.05
GAAP net income to common stockholders	$21,122	$0.21
Comprehensive income	$16,195	$0.16

Core earnings is a non-GAAP financial measure, which is explained and reconciled to GAAP net income to common stockholders in the section entitled “Non-GAAP Financial Measures Related to Operating Results” near the end of this earnings release. Comprehensive income is shown on our consolidated statements of comprehensive income, which is included in this earnings release. Comprehensive income consists of net income to all stockholders (including the amounts paid to preferred stockholders) and the change in other comprehensive income.

Portfolio

At December 31, 2020 and September 30, 2020, the composition of our portfolio at fair value was as follows:

	December 31, 2020		September 30, 2020
	Dollar Amount	Percentage	Dollar Amount	Percentage
	(in thousands)		(in thousands)
	(unaudited)
Agency MBS:
ARMS and hybrid ARMs	$511,628	17.3%	$575,163	19.2%
Fixed-rate Agency MBS	1,112,726	37.7	1,034,598	34.6
TBA Agency MBS	730,617	24.8	727,472	24.3
Total Agency MBS	$2,354,971	79.8%	$2,337,233	78.1%
Non-Agency MBS	$206,933	7.0%	$198,586	6.7%
Residential mortgage loans held-for-investment through consolidated securitization trusts(1)	267,107	9.1	317,887	10.6
Residential mortgage loans held-for-securitization	109,312	3.7	123,247	4.2
Residential real estate	12,750	0.4	12,827	0.4
Total Portfolio	$2,951,073	100.0%	$2,989,780	100.0%
Total Assets(2)	$3,108,318		$3,164,635
________________________________
(1)

Residential mortgage loans owned by consolidated variable interest entities (“VIEs”) can only be used to settle obligations and liabilities of the VIEs, for which creditors do not have recourse to the Company.

(2)	Includes TBA Agency MBS.

Agency MBS

At December 31, 2020, the allocation of our agency mortgage-backed securities (“Agency MBS”) was approximately 22% adjustable-rate and hybrid adjustable-rate Agency MBS, 47% fixed-rate Agency MBS, and 31% fixed-rate TBA Agency MBS. At September 30, 2020, the allocation of our Agency MBS was approximately 25% adjustable-rate and hybrid adjustable-rate Agency MBS, 44% fixed-rate Agency MBS, and 31% fixed-rate TBA Agency MBS, both periods of which are detailed in the table below:

	December 31,	September 30,
	2020	2020
	(dollar amounts in thousands)
	(unaudited)
Fair value of Agency MBS and TBA Agency MBS	$2,354,971	$2,337,233
Adjustable-rate Agency MBS coupon reset (less than 1 year)	14%	16%
Hybrid adjustable-rate Agency MBS coupon reset (1-3 years)	5	6
Hybrid adjustable-rate Agency MBS coupon reset (3-5 years)	—	—
Hybrid adjustable-rate Agency MBS coupon reset (greater than 5 years)	3	3
Total adjustable-rate Agency MBS	22%	25%
15-year fixed-rate Agency MBS	1	2
20-year fixed-rate Agency MBS	7	7
30-year fixed-rate Agency MBS	39	35
30-year fixed-rate TBA Agency MBS	31	31
Total MBS	100%	100%

At December 31, 2020 and September 30, 2020, the summary statistics of our Agency MBS and TBA Agency MBS were as follows:

	December 31, 2020
	Weighted Average
				Fair Market
	Coupon		Cost	Price
	(unaudited)
Agency MBS:
Adjustable-rate Agency MBS	2.80%		$101.99	$103.76
Hybrid adjustable-rate Agency MBS	2.73		101.30	104.03
15-year fixed-rate Agency MBS	3.50		101.50	106.75
20-year fixed-rate Agency MBS	3.56		103.28	108.95
30-year fixed-rate Agency MBS	3.61		102.81	107.45
Total Agency MBS:	3.34%		$102.49	$106.43
Average asset yield (weighted average coupon divided by average amortized cost)	3.26%
Unamortized premium	$37.8	million
Unamortized premium as a percentage of par value	2.49%
Premium amortization expense on Agency MBS for the respective quarter	$4.6	million
TBA Agency MBS:
30-year fixed-rate TBA Agency MBS	2.14%		$103.40	$104.37

	September 30, 2020
	Weighted Average
				Fair Market
	Coupon		Cost	Price
	(unaudited)
Agency MBS:
Adjustable-rate Agency MBS	3.16%		$102.02	$104.06
Hybrid adjustable-rate Agency MBS	2.74		101.51	104.19
15-year fixed-rate Agency MBS	3.50		101.51	106.10
20-year fixed-rate Agency MBS	3.56		103.35	108.84
30-year fixed-rate Agency MBS	4.00		102.23	108.02
Total Agency MBS:	3.58%		$102.18	$106.98
Average asset yield (weighted average coupon divided by average amortized cost)	3.51%
Unamortized premium	$32.8	million
Unamortized premium as a percentage of par value	2.18%
Premium amortization expense on Agency MBS for the respective quarter	$9.1	million
TBA Agency MBS:
30-year fixed-rate TBA Agency MBS	2.18%		$103.69	$103.92

At December 31, 2020 and September 30, 2020, the constant prepayment rate (“CPR”) and weighted average term to next interest rate reset of our Agency MBS were as follows:

	December 31,		September 30,
	2020		2020
	(unaudited)
Constant prepayment rate (CPR) of Agency MBS	40%		39%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	35%		37%
Weighted average term to next interest rate reset on Agency MBS	19	months	21	months

The following tables summarize our fixed-rate Agency MBS at December 31, 2020 and September 30, 2020:

	December 31, 2020
	(unaudited)
					Weighted
					Average
				Weighted	Remaining
	Market		Fair Market	Average	Term
	Value	Cost	Price	Coupon	(Years)
	(in thousands)
30-Year Fixed-Rate Agency MBS:
2.00%	$51,966	$103.32	$103.93	2.00%	30.0
2.50%	167,049	104.95	105.49	2.50	29.9
3.50%	110,235	102.61	107.99	3.50	26.2
4.00%	519,435	102.16	107.92	4.00	27.6
≥4.5%	72,917	102.36	110.65	4.85	25.2
	$921,602	$102.81	$107.45	3.61%	27.8
15-Year to 20-Year Fixed-Rate Agency MBS	191,124	102.95	108.55	3.55	15.5
Total Fixed-Rate Agency MBS	$1,112,726	$102.84	$107.64	3.60%	25.7

	September 30, 2020
	(unaudited)
					Weighted
					Average
				Weighted	Remaining
	Market		Fair Market	Average	Term
	Value	Cost	Price	Coupon	(Years)
	(in thousands)
30-Year Fixed-Rate Agency MBS:
3.50%	$127,722	$102.59	$107.92	3.50%	26.5
4.00%	616,741	102.13	107.75	4.00	27.9
≥4.5%	82,968	102.41	110.27	4.82	25.7
	$827,431	$102.23	$108.02	4.00%	27.5
15-Year to 20-Year Fixed-Rate Agency MBS	207,167	103.00	108.33	3.55	15.8
Total Fixed-Rate Agency MBS	$1,034,598	$102.38	$108.08	3.91%	25.1

Non-Agency MBS

At March 31, 2020, our Non-Agency MBS were designated as trading securities and are carried at fair value.

The following tables summarize our Non-Agency MBS at December 31, 2020 and September 30, 2020:

	December 31, 2020
	(unaudited)
			Weighted Average
	Fair	Current		Fair Market
Portfolio Type	Value	Principal	Coupon	Price
	(in thousands)
Legacy Non-Agency MBS (pre-2008)	$101,149	$161,648	5.21%	$62.57
Non-performing	9,860	10,000	6.35	98.60
Credit Risk Transfer	95,924	94,782	4.12	101.20
Total Non-Agency MBS	$206,933	$266,430	4.86%	$77.67

	September 30, 2020
	(unaudited)
			Weighted Average
	Fair	Current		Fair Market
Portfolio Type	Value	Principal	Coupon	Price
	(in thousands)
Legacy Non-Agency MBS (pre-2008)	$104,180	$165,885	5.23%	$62.80
Non-performing	1,000	1,000	5.00	100.00
Credit Risk Transfer	93,406	96,236	4.11	97.06
Total Non-Agency MBS	$198,586	$263,121	4.82%	$75.47

Residential Mortgage Loans Held-for-Investment

The following table summarizes our residential mortgage loans held-for-investment at December 31, 2020 and September 30, 2020:

	December 31,	September 30,
	2020	2020
	(in thousands)
	(unaudited)
Residential mortgage loans held-for-investment through consolidated securitization trusts	$267,107	$317,887
Asset-backed securities issued by securitization trusts	258,414	309,173
Retained interest in loans held in securitization trusts	$8,693	$8,714

Residential Mortgage Loans Held-for-Securitization

The following table summarizes our residential mortgage loans held-for-securitization at December 31, 2020 and September 30, 2020:

	December 31,	September 30,
	2020	2020
	(in thousands)
	(unaudited)
Residential mortgage loans held-for-securitization	$109,312	$123,247
Amount outstanding on warehouse line of credit	$90,185	$101,722

At December 31, 2020 and September 30, 2020, our estimated fair value (in thousands) of the residential mortgage loans held-for-securitization was $110,112 and $121,639, respectively.

At December 31, 2020, approximately $1.9 million of the unpaid principal balance (“UPB”) on this loan portfolio was 30-days delinquent; approximately $2.0 million of the UPB was 60-days delinquent; and approximately $3.8 million of the UPB was 90-days+ delinquent. Of these amounts, the percentages that are COVID-19 related are as follows: 30-days delinquent: 58%; 60-days delinquent: 100%; and 90-days+ delinquent: 77%. At September 30, 2020, approximately $1.5 million of the UPB on this loan portfolio was 30-days delinquent; approximately $6.4 million of the UPB was 60-days delinquent; and approximately $8.6 million of the UPB was 90-days+ delinquent. Of these amounts, the percentages that are COVID-19 related are as follows: 30-day delinquent: 84%; 60-day delinquent: 72%; and 90-days+ delinquent: 93%.

Residential Properties Portfolio

At December 31, 2020 and September 30, 2020, Anworth Properties Inc. owned 82 and 82 single-family residential rental properties, respectively, located in Southeastern Florida, that were carried at a total cost, net of accumulated depreciation, of $12.7 million and $12.8 million, respectively.

MBS Portfolio Financing

	December 31, 2020
	Agency		Non-Agency		Total
	MBS		MBS		MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$1,365,000		$105,620		$1,470,620
Average interest rate	0.21%		1.92%		0.33%
Average maturity	29	days	49	days	30	days
Average interest rate after adjusting for interest rate swaps					1.38%
Average maturity after adjusting for interest rate swaps					1,047	days

	September 30, 2020
	Agency		Non-Agency		Total
	MBS		MBS		MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$1,365,000		$99,593		$1,464,593
Average interest rate	0.22%		2.10%		0.35%
Average maturity	25	days	43	days	26	days
Average interest rate after adjusting for interest rate swaps					1.44%
Average maturity after adjusting for interest rate swaps					1,091	days

Portfolio Leverage

At December 31, 2020, our leverage multiple was 3.4x. The leverage multiple is calculated by dividing our repurchase agreements and warehouse line of credit outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The effective leverage, which includes the effect of TBA dollar roll financing, was 4.9x at December 31, 2020. At September 30, 2020, our leverage multiple was 3.4x and the effective leverage was 5.0x.

Interest Rate Swaps

At December 31, 2020 and September 30, 2020, our interest rate swap agreements (“swaps”) had the following notional amounts, weighted average fixed rates, and remaining terms:

	December 31, 2020
	(unaudited)
		Weighted
		Average	Remaining	Remaining
	Notional	Fixed	Term in	Term in
Maturity	Amount(1)	Rate	Months	Years
	(in thousands)
Less than 12 months	$—	—%	—	—
1 year to 2 years	—	—	—	—
2 years to 3 years	50,000	1.55	34	2.8
3 years to 4 years	100,000	1.63	47	3.9
4 years to 5 years	190,000	2.21	65	5.4
5 years to 7 years	375,000	2.77	86	7.2
7 years to 10 years	—	—	—	—
	$715,000	2.38%	71	5.9
________________________________
(1)	This table does not include $162.5 million in notional amount of OIS interest rate swaps that were received as part of the transition from LIBOR to OIS rates.

	September 30, 2020
	(unaudited)
		Weighted
		Average	Remaining	Remaining
	Notional	Fixed	Term in	Term in
Maturity	Amount	Rate	Months	Years
	(in thousands)
Less than 12 months	$50,000	1.86%	1	0.1
1 year to 2 years	—	—	—	—
2 years to 3 years	—	—	—	—
3 years to 4 years	50,000	1.55	37	3.1
4 years to 5 years	250,000	1.84	60	5.0
5 years to 7 years	365,000	2.75	86	7.2
7 years to 10 years	50,000	3.22	99	8.3
	$765,000	2.34%	70	5.8

Effective Net Interest Rate Spread

	December 31,	September 30,
	2020	2020
	(unaudited)
Average asset yield, including TBA dollar roll income	3.67%	3.33%
Effective cost of funds	2.05	2.04
Effective net interest rate spread	1.62%	1.29%

Certain components of our effective net interest rate spread are non-GAAP financial measures, which are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures Related to Operating Results” at the end of this earnings release.

Book Value per Common Share

At December 31, 2020, our book value was $3.13 per share of common stock, which was an increase of $0.09 from $3.04 at September 30, 2020. The common stock dividend of $0.05 per share declared for the fourth quarter ended December 31, 2020, plus the $0.09 increase in book value, resulted in a return on book value per common share of 4.6% for the three months ended December 31, 2020 and a negative (27.2)% for the year ended December 31, 2020.

Dividend

On December 16, 2020, we declared a quarterly common stock dividend of $0.05 per share for the fourth quarter ended December 31, 2020. Based upon the closing price of $2.71 on December 31, 2020, the annualized dividend yield on our common stock at December 31, 2020 was 7.4%.

Proposed Merger

On December 6, 2020, Anworth entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ready Capital Corporation, a Maryland corporation (“Ready Capital”), and RC Merger Subsidiary, LLC, a Delaware limited liability company and a wholly owned subsidiary of Ready Capital (“Merger Sub”), pursuant to which, subject to the terms and conditions therein, Anworth will be merged with and into Merger Sub, with Merger Sub continuing as the surviving company (such transaction, the “Merger”).

Completion of the proposed Merger is subject to the satisfaction of certain customary conditions, and is subject to the approval of the stockholders of both Anworth and Ready Capital at respective special meetings of stockholders to be held on March 17, 2021. We cannot provide any assurance that the proposed Merger will close in a timely manner or at all.

Conference Call

The Company will host a conference call on Wednesday, February 24, 2021 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss our fourth quarter 2020 results. The dial-in number for the conference call is (877) 504-2731 for U.S. callers; international callers should dial (412) 902-6640; and Canadian callers should dial (855) 669-9657. Replays of the call will be available for a 7-day period commencing at 4:00 PM Eastern Time on February 24, 2021. The dial-in number for the replay is (877) 344-7529 for U.S. callers; international callers should dial (412) 317-0088; Canadian callers should dial (855) 669-9658; and the conference number is 10152335. The conference call will also be webcast live over the Internet, which can be accessed on our website at http://www.anworth.com through the corresponding link located at the top of the home page.

Important Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed Merger, Ready Capital has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (File No. 333-251863), which was declared effective by the SEC on February 9, 2021. The registration statement includes a prospectus of Ready Capital and a joint proxy statement of Anworth and Ready Capital. Stockholders of Anworth and Ready Capital are advised to read the registration statement and the joint proxy statement/prospectus (including all other relevant documents that are filed or will be filed with the SEC, as well as any amendments and supplements to these documents) carefully and in their entirety because they contain important information about Anworth, Ready Capital, the proposed Merger, and related matters. Stockholders of Anworth and Ready Capital may obtain free copies of the registration statement, the joint proxy statement/prospectus, and all other documents filed or that will be filed with the SEC by Anworth or Ready Capital at the SEC’s website at http://www.sec.gov. Copies of documents filed with the SEC by Anworth are available free of charge on Anworth’s website at http://www.anworth.com. Copies of documents filed with the SEC by Ready Capital are available free of charge on Ready Capital’s website at http://www.readycapital.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Participants in the Solicitation Relating to the Merger

Anworth, its directors and executive officers, and certain other affiliates of Anworth may be deemed to be “participants” in the solicitation of proxies from the stockholders of Anworth in connection with the proposed Merger. Information regarding Anworth, its directors and executive officers and their respective ownership of common stock of Anworth, and the respective interests of such participants in the Merger can be found in the joint proxy statement/prospectus for Anworth’s special meeting of stockholders, filed by Anworth with the SEC on February 9, 2021. A free copy of the joint proxy statement/prospectus may be obtained from the sources described above.

Ready Capital and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Anworth in connection with the proposed Merger. A list of the names of such directors and executive officers and information regarding their interests in the proposed Merger are included in the joint proxy statement/prospectus for the proposed Merger.

About Anworth Mortgage Asset Corporation

We are an externally-managed mortgage real estate investment trust (“REIT”). We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC (our “Manager”), pursuant to a management agreement. Our Manager is subject to the supervision and direction of our Board and is responsible for (i) the selection, purchase, and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with portfolio management, administrative, and other services relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth Mortgage Asset Corporation is a component of the Russell 2000® Index.

About Ready Capital Corporation

Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services small- to medium-sized balance commercial loans. Ready Capital specializes in loans backed by commercial real estate, including agency multifamily, investor and bridge as well as SBA 7(a) business loans. Headquartered in New York, New York, Ready Capital employs over 400 lending professionals nationwide. Ready Capital is externally managed and advised by Waterfall Asset Management, LLC.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may, “ “will, “ “believe, “ “expect, “ “anticipate, “ “assume,” “estimate,” “intend,” “continue, “ or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; the scope and duration of the COVID-19 (coronavirus) pandemic, including actions taken by governmental authorities to contain the spread of the virus, and the impact on our business and the general economy; changes in business conditions and the general economy; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; the risk that the proposed Merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to obtain stockholder approvals relating to the Merger and issuance of shares in connection therewith or the failure to satisfy the other conditions to completion of the Merger; risks related to disruption of management attention from our ongoing business operations due to the proposed Merger; the effect of the announcement of the proposed Merger on our operating results and business generally; and the outcome of any legal proceedings relating to the Merger. Our Annual Report on Form 10-K, the joint proxy statement/prospectus, and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition and the proposed Merger, copies of which are available on the SEC’s website at www.sec.gov. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts)
	December 31,	December 31,
	2020	2019
		(audited)
ASSETS
Available-for-sale Agency MBS at fair value (including $1,354,149 and $2,764,330 pledged to counterparties at December 31, 2020 and December 31, 2019, respectively); amortized cost of $1,455,422 and $2,799,448 at December 31, 2020 and December 31, 2019, respectively, net of allowance for credit losses of $0 and $0 at December 31, 2020 and December 31, 2019, respectively	$1,519,652	$2,853,131
Trading Agency MBS at fair value (including $83,416 and $655,045 pledged to counterparties at December 31, 2020 and December 31, 2019, respectively	104,702	656,920
Available-for-sale Non-Agency MBS at fair value (including $0 and $535,135 pledged to counterparties at December 31, 2020 and December 31, 2019, respectively); amortized cost of $0 and $613,576 at December 31, 2020 and December 31, 2019, respectively, net of allowance for credit losses of $0 and $0 at December 30, 2020 and December 31, 2019, respectively	—	643,610
Trading Non-Agency MBS at fair value (including $166,140 and $0 pledged to counterparties at December 31, 2020 and December 31, 2019, respectively	206,933	—
Residential mortgage loans held-for-securitization, net of allowance for credit losses of $56 and $0 at December 30, 2020 and December 31, 2019, respectively	109,312	152,922
Residential mortgage loans held-for-investment through consolidated securitization trusts, net of allowances for credit losses of $197 and $175 at December 31, 2020 and December 31, 2019, respectively(1)	267,107	458,348
Residential real estate	12,750	13,499
Cash and cash equivalents	34,050	8,236
Reverse repurchase agreements	—	15,000
Restricted cash	111,069	104,699
Interest receivable	6,554	16,398
Derivative instruments at fair value	6,974	5,833
Right to use asset-operating lease	718	1,256
Prepaid expenses and other assets	4,669	8,779
Total Assets	$2,384,490	$4,938,631
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$4,130	$16,757
Repurchase agreements	1,470,620	3,657,873
Warehouse line of credit	90,185	133,811
Asset-backed securities issued by securitization trusts(1)	258,414	448,987
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	80,380	52,197
Derivative counterparty margin	5,257	367
Dividends payable on preferred stock	2,297	2,297
Dividends payable on common stock	4,962	8,897
Payable for purchased loans	—	5,545
Accrued expenses and other liabilities	1,653	1,312
Long-term lease obligation	718	1,256
Total Liabilities	$1,955,996	$4,366,679
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($19,494 and $19,494, respectively); 780 and 780 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively)	$19,455	$19,455
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively)	$46,537	$46,537
Series C Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($50,257 and $50,257, respectively); 2,010 and 2,010 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively)	48,626	48,626
Common Stock: par value $0.01 per share; authorized 200,000 shares, 99,242 and 98,849 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively)	992	988
Additional paid-in capital	984,174	983,401
Accumulated other comprehensive income consisting of unrealized gains and losses	54,480	65,984
Accumulated deficit	(725,770)	(593,039)
Total Stockholders' Equity	$409,039	$552,497
Total Liabilities and Stockholders' Equity	$2,384,490	$4,938,631
________________________________
(1)

The consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. At December 31, 2020 and December 31, 2019, total assets of the consolidated VIEs were $268 million and $460 million (including accrued interest receivable of $0.9 million and $1.5 million), respectively (which are recorded above in the line item, “Interest receivable”), and total liabilities were $259 million and $450 million (including accrued interest payable of $0.9 million and $1.4 million), respectively (which are recorded above in the line item, “Accrued interest payable”).

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except for per share amounts)
	Three Months	Year	Three Months	Year
	Ended	Ended	Ended	Ended
	December 31, 2020		December 31, 2019
				(audited)
Interest and other income:
Interest-Agency MBS	$7,698	$46,520	$19,990	$90,173
Interest-Non-Agency MBS	2,440	15,673	8,614	38,038
Interest-securitized residential mortgage loans	2,918	14,665	4,767	20,443
Interest-residential mortgage loans held-for-securitization	1,193	6,034	1,618	4,314
Other interest income	9	193	253	1,427
	14,258	83,085	35,242	154,395
Interest expense:
Interest expense on repurchase agreements	1,245	24,879	18,489	92,737
Interest expense on asset-backed securities	2,761	14,025	4,600	19,771
Interest expense on warehouse line of credit	1,027	4,457	1,477	4,148
Interest expense on junior subordinated notes	316	1,529	492	2,100
	5,349	44,890	25,058	118,756
Net interest income	8,909	38,195	10,184	35,639
Provision for credit losses on loans	(50)	(670)	—	—
Net interest income after provision for credit losses	8,859	37,525	10,184	35,639
Operating expenses:
Management fee to related party	(1,337)	(5,591)	(1,614)	(6,699)
Rental properties depreciation and expenses	(783)	(1,987)	(372)	(1,517)
General and administrative expenses	(2,493)	(5,934)	(1,277)	(5,090)
Total operating expenses	(4,613)	(13,512)	(3,263)	(13,306)
Other income (loss):
Income-rental properties	452	1,707	441	1,800
Realized net gain (loss) on sales of available-for-sale Agency MBS	—	15,805	1,338	(4,059)
Net gain on Agency MBS held as trading investments	789	3,629	544	11,249
Impairment charge on available-for-sale Non-Agency MBS	—	—	(357)	(2,108)
Net gain (loss) on Non-Agency MBS held as trading investments	5,080	(15,537)	—	—
Realized net (loss) gain on sales of available-for-sale Non-Agency MBS	—	(55,390)	—	76
Gain on sale of residential properties	—	201	31	31
Gain (loss) on derivatives, net	12,852	(78,121)	20,824	(84,741)
Total other income (loss)	19,173	(127,706)	22,821	(77,752)
Net income (loss)	$23,419	$(103,693)	$29,742	$(55,419)
Dividends on preferred stock	(2,297)	(9,189)	(2,297)	(9,189)
Net income (loss) to common stockholders	$21,122	$(112,882)	$27,445	$(64,608)
Basic income (loss) per common share	$0.21	$(1.14)	$0.28	$(0.65)
Diluted income (loss) per common share	$0.21	$(1.14)	$0.27	$(0.65)
Basic weighted average number of shares outstanding	99,208	99,048	98,823	98,684
Diluted weighted average number of shares outstanding	104,033	99,048	103,141	98,684

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (in thousands, except for per share amounts) (unaudited)
	Three Months	Year	Three Months	Year
	Ended	Ended	Ended	Ended
	December 31, 2020		December 31, 2019
Net income (loss)	$23,419	$(103,693)	$29,742	$(55,419)
Available-for-sale Agency MBS, fair value adjustment	(7,841)	31,005	3,160	68,355
Reclassification adjustment for (gain) loss on sales of Agency MBS included in net income (loss)	—	(15,805)	(1,054)	4,059
Available-for-sale Non-Agency MBS, fair value adjustment	—	—	(3,548)	20,547
Reclassification adjustment due to transfer from available-for-sale to trading for Non-Agency MBS	—	(85,424)	—	—
Reclassification adjustment for loss (gain) on sales of Non-Agency MBS included in net income (loss)	—	55,390	(285)	(76)
Amortization of unrealized gains on interest rate swaps remaining in other comprehensive income	617	3,330	906	3,891
Other comprehensive (loss) income	(7,224)	(11,504)	(821)	96,776
Comprehensive income (loss)	$16,195	$(115,197)	$28,921	$41,357

Non-GAAP Financial Measures Related to Operating Results

In addition to our operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: core earnings (including per common share), total interest income, and average asset yield, including TBA dollar roll income, paydown expense on Agency MBS, and effective total interest expense and effective cost of funds. The first table below reconciles our “Net income to common stockholders” for the three months ended December 31, 2020 to core earnings for the same period. Core earnings represents “Net income to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles our total interest and other income for the three months ended December 31, 2020 (which is the nearest comparable GAAP measure) to our total interest income and average asset yield, including TBA dollar roll income, and shows the annualized amounts as a percentage of our average earning assets, and also reconciles our total interest expense (which is the nearest comparable GAAP measure) to our effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of our average borrowings.

The Company’s management believes that:

  these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that we use in our financial and operational decision-making processes;
  the inclusion of paydown expense on Agency MBS is more indicative of the current earnings potential of our investment portfolio, as it reflects the actual principal paydowns which occurred during the period. Paydown expense on Agency MBS is not dependent upon future assumptions on prepayments, or the cumulative effect from prior periods of any current changes to those assumptions, as is the case with the GAAP measure, “Premium amortization on Agency MBS”;
  expenses related to the Merger Agreement are added back, as they are not indicative of our earnings potential; and
  the presentation of these measures, when analyzed in conjunction with our GAAP operating results, allows investors to more effectively evaluate our performance to that of our peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies.

These non-GAAP financial measures should not be used as a substitute for our operating results for the three months ended December 31, 2020. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended
	December 31, 2020
	(unaudited)
	Amount	Per Share
	(in thousands)
Net income to common stockholders	$21,122	$0.21
Adjustments to derive core earnings:
Net (gain) on Agency MBS held as trading investments	(789)	(0.01)
Net (gain) on Non-Agency MBS held as trading securities	(5,080)	(0.05)
(Gain) on interest rate swaps, net	(4,014)	(0.04)
(Gain) on derivatives-TBA Agency MBS, net	(8,838)	(0.09)
Net settlement on interest rate swaps after de-designation(1)	(3,908)	(0.04)
Dollar roll income on TBA Agency MBS(2)	5,076	0.05
Premium amortization on MBS	4,643	0.05
Paydown expense(3)	(5,459)	(0.06)
Depreciation expense and non-recurring expenses on residential rental properties	533	0.01
Expenses related to the Merger Agreement(4)	1,369	0.02
Core earnings	$4,655	$0.05
Basic weighted average number of shares outstanding	99,208
________________________________
(1)

Net settlement on interest rate swaps after de-designation includes all subsequent net payments made on interest rate swaps, which were de-designated as hedges in August 2014, and are recorded in “(Gain) on interest rate swaps, net.”

(2)

Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of “Gain (loss) on derivatives, net” that is shown on the Company’s consolidated financial statements.

(3)

Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the three-month period.

(4)	Expenses related to the Merger Agreement are added back, as they are not indicative of our earnings potential.

Effective Net Interest Rate Spread

	Three Months Ended
	December 31, 2020
	(unaudited)
		Annualized
	Amount	Percentage
	(in thousands)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest income	$14,258	2.76%
Income-rental properties	452	0.09
Dollar roll income on TBA Agency MBS(1)	5,076	0.98
Premium amortization on Agency MBS	4,643	0.90
Paydown expense on Agency MBS(2)	(5,459)	(1.06)
Total interest and other income and average asset yield, including TBA dollar roll income	$18,970	3.67%
Effective Cost of Funds:
Total interest expense	$5,349	1.19%
Net settlement on interest rate Swaps after de-designation(3)	3,908	0.86
Effective total interest expense and effective cost of funds	$9,257	2.05%
Effective net interest rate spread		1.62%
Average earning assets	$2,067,406
Average borrowings	$1,803,127
________________________________
(1)

Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “Gain (loss) on derivatives, net” that is shown on our consolidated statements of operations.

(2)

Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the three-month period.

(3)

Net settlement on interest rate swaps after de-designation include all subsequent net payments made or received on interest rate swaps (which were de-designated as hedges in August 2014) and also on any new interest rate swaps entered into after that date. These amounts are included in “Gain (loss) on derivatives, net” that is shown on the Company’s consolidated statements of operations.

Contacts

Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, 2nd Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com